Exhibit 99

FOR IMMEDIATE RELEASE

FOR:                                      CONTACT:
     Packaging Dynamics Corporation            Ms. Sharon Thompson
     3900 West 43rd Street                     Packaging Dynamics Corporation
     Chicago, IL  60632                        (773) 843-8013


            Packaging Dynamics Corporation Reports Results for the
                      First Quarter Ended March 31, 2004

Chicago, IL: Thursday, April 29, 2004 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the first quarter ended March 31, 2004.

Consolidated Results:
--------------------

The Company reported net income for the first quarter of $1.5 million, or $0.15 per diluted share, a 38.9% increase over net income of $1.1 million, or $0.11 per diluted share, reported in the first quarter of 2003.

Continuing Operations:
---------------------

Continuing operations include the Company's core converting operations which is comprised of all business activities focused on the food packaging and specialty laminations markets.

Net sales were $68.5 million, a 15.2% increase over net sales of $59.5 million in the first quarter of 2003. Excluding net sales during the first quarter of $5.9 million from the Iuka plant which was acquired in the fourth quarter of 2003, net sales increased 5.4% over the first quarter of 2003. The increase in net sales was attributable to unit volume growth in nearly all of the Company's end markets along with product price increases for certain specialty lamination products.

Income from operations was $4.3 million, a 14.6% increase over income from operations of $3.7 million in the first quarter of 2003. The increase in income from operations was attributable to earnings from the Iuka plant acquired in the fourth quarter of 2003, increased sales in the Company's base business as well as positive results from the Company's ongoing cost and productivity initiatives. Operating margin, which was 6.3% in both periods, was favorably impacted by the sales volume and pricing increases discussed above offset by the impacts of relatively lower margins at the recently acquired Iuka plant, operating inefficiencies during the startup of the new bag machines at the Baxter Springs plant and changes in product mix.

Net income from continuing operations was $1.9 million, or $0.19 per diluted share, a 22.8% increase over net income from continuing operations of $1.5 million, or $0.15 per diluted share, in the first quarter of 2003. The increase was attributable to operations as interest expense and the effective tax rate were essentially unchanged from the first quarter of 2003.

Discontinued Operations:
-----------------------

Discontinued operations includes the Company's Specialty Paper operation which was exited during the fourth quarter of 2003.

Net loss from discontinued operations was $0.4 million, or $0.04 per diluted share, compared to a net loss of $0.5 million, or $0.04 per diluted share, in the first quarter of 2003. The net loss from discontinued operations for the current quarter represents approximately $0.8 million of pretax costs associated with the ongoing program to clear the site, recover assets and dispose of the Detroit property offset by approximately $0.2 million of proceeds from the sale of equipment.

Balance Sheet:
-------------

Total debt was $71.3 million, a $1.4 million reduction from $72.7 million at December 31, 2003. The ratio of total debt to EBITDA for the trailing four quarters decreased to 2.9x compared to 3.0x at December 31, 2003. The net amount of non-cash non-debt working capital components (accounts receivable plus inventory and prepaid expenses less accounts payable and accrued expenses) was essentially unchanged compared to December 31, 2003.

Summary and Outlook:
-------------------

"Packaging Dynamics delivered another strong quarter. The business experienced strong demand across nearly all end markets. In the first full quarter since its acquisition, the Iuka plant produced sales which exceeded expectations with potential for margin improvement as integration is completed. Despite continued raw material price pressures, operating margin improvements are expected during the balance of 2004 through ongoing productivity and cost reduction programs as well as announced price increases," said Frank Tannura, Chairman.

"Our outlook for the remainder of the year remains positive and we are continuing to target diluted earnings per share from continuing operations of $1.00 to $1.05 in 2004," Tannura said.

Earnings Call:
------------

The Company will hold a conference call on Friday, April 30, 2004 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 888-273-9891 (U.S.) by 9:45 a.m. (ET) on April 30th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on April 30th through 12:59 a.m.
(ET) on May 15th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 728054.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three months ended March 31, 2004.

                        PACKAGING DYNAMICS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands, except per share data)
                                  (unaudited)


                                                         For the three months ended March 31,
                                                         ------------------------------------
                                                               2004                  2003
                                                               ----                  ----

Net sales                                                  $   68,534           $   59,477

   Cost of goods sold                                          59,474               51,549
                                                         -------------        -------------
   Gross profit                                                 9,060                7,928

   Operating expenses                                           4,768                4,184
                                                         -------------        -------------
   Income from operations                                       4,292                3,744

   Interest expense                                             1,200                1,236
                                                         -------------        -------------
Income before income taxes                                      3,092                2,508

Income tax provision                                            1,221                  985
                                                         -------------        -------------
Income from continuing operations                               1,871                1,523

Loss from discontinued operations                                (389)                (456)
                                                         -------------        -------------
Net income                                                 $    1,482           $    1,067
                                                         =============        =============

Income (loss) per share:

   Basic:

     Continuing operations                                 $     0.19           $     0.16

     Discontinued operations                                    (0.04)               (0.05)
                                                         -------------        -------------
     Net income                                            $     0.15           $     0.11
                                                         =============        =============
   Fully diluted:

     Continuing operations                                 $     0.19           $     0.15

     Discontinued operations                                    (0.04)          $    (0.04)
                                                         -------------        -------------
     Net income                                            $     0.15           $     0.11
                                                         =============        =============
Weighted average shares outstanding (000s):

   Basic                                                        9,682                9,658
                                                         =============        =============
   Fully diluted                                                9,970                9,837
                                                         =============        =============

-------------------------------------------------------------------------------------------

Reconciliation of Income from Operations to EBITDA

   Income from operations                                  $    4,292           $    3,744

   Depreciation and amortization                                1,484                1,519
                                                         -------------        -------------
   EBITDA                                                  $    5,776           $    5,263
                                                         =============        =============


                        PACKAGING DYNAMICS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                 (dollars in thousands, except per share data)
                                  (unaudited)


                                                                                     March 31,       December 31,
                                                                                       2004              2003
                                                                                  -------------      -------------
                             ASSETS                                                (unaudited)

Current Assets:

         Cash and cash equivalents..................................               $     424          $      453

         Accounts receivable trade (net of allowance
           for doubtful accounts of $474 and $375)..................                  25,812              24,751

         Inventories...............................................                   22,490              21,740

         Prepaid expenses and other................................                    2,425               2,567
                                                                                  -------------       -------------
              Total current assets.................................                   51,151              49,511
                                                                                  -------------       -------------

Property, Plant and Equipment:

         Property, plant and equipment.............................                   68,723              67,187

         Less -- accumulated depreciation..........................                  (24,982)            (23,582)
                                                                                  --------------      -------------
              Total property, plant and equipment..................                   43,741              43,605
                                                                                  --------------      -------------

Other Assets:

         Goodwill..................................................                   43,423              43,724

         Other.....................................................                    1,655               1,819
                                                                                  --------------      -------------
              Total other assets...................................                   45,078              45,543
                                                                                  --------------      -------------
Total Assets.......................................................                $ 139,970          $  138,659
                                                                                  ==============      =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

         Current maturities of long-term debt.......................               $   6,200          $    5,950

         Accounts payable...........................................                  22,382              20,385

         Accrued salary and wages...................................                   3,753               4,081

         Other accrued liabilities..................................                   6,537               6,276
                                                                                  -------------       -------------
              Total current liabilities.............................                  38,872              36,692

Long-term Debt......................................................                  65,100              66,700

Other Liabilities...................................................                   2,713               2,692

Deferred Income Taxes...............................................                   1,071               1,185
                                                                                  --------------      -------------
Total Liabilities...................................................                 107,756             107,269
                                                                                  --------------      -------------
Commitments and Contingencies.......................................

Stockholders' Equity:

         Common stock, $.01 par value - 40,000,000 shares authorized;
           and 9,681,504 shares issued and outstanding at March 31, 2004
           and December 31, 2003.......................................                   97                  97

         Preferred stock, $.01 par value - 5,000,000 shares authorized;
           and no shares issued and outstanding........................                    -                   -

         Paid in capital in excess of par value........................               46,003              46,003

         Other comprehensive income....................................                   16                 190

         Accumulated deficit............................................             (13,902)            (14,900)
                                                                                  --------------      -------------
              Total stockholders' equity................................              32,214              31,390
                                                                                  --------------      -------------
Total Liabilities and Stockholders' Equity..............................           $  139,970         $  138,659
                                                                                  ===============     =============


                        PACKAGING DYNAMICS CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                            (dollars in thousands)
                                  (unaudited)


                                                                                             For the Three Months Ended
                                                                                          ----------------------------------
                                                                                            March 31,          March 31,
                                                                                              2004               2003
                                                                                          --------------    ----------------

Cash flows from operating activities:

         Net income (loss)....................................................            $   1,482         $    1,067

         Adjustments to reconcile net income to net cash from operating activities:

            Depreciation and amortization....................................                 1,484              2,090

            Amortization of deferred finance costs...........................                    86                 185

            Provision for doubtful accounts..................................                    94                 (23)

            Deferred income taxes............................................                   114                   -

            Changes in assets and liabilities:

              Accounts receivable............................................                (1,445)               (774)

              Inventories....................................................                  (663)             (1,861)

              Other assets...................................................                  (648)               (553)

              Accounts payable and accrued liabilities.......................                 3,929               5,195
                                                                                          ------------        ------------
              Net cash from continuing operating activities..................                 4,433               5,326

              Net cash used by discontinued operating activities.............                (1,232)             (1,118)
                                                                                          -------------       ------------
              Net cash from operating activities.............................                 3,201               4,208
                                                                                          -------------       ------------
Cash flows used by investing activities:

         Acquisitions, net of cash acquired..................................                     -                (198)

         Additions to property, plant and equipment..........................                (1,544)             (1,840)
                                                                                          -------------       ------------
              Net cash used by continuing investing activities...............                (1,544)             (2,038)

              Net cash from (used by) discontinued investing activities......                   152                (236)
                                                                                          --------------      ------------
              Net cash used by investing activities..........................                (1,392)             (2,274)
                                                                                          --------------      ------------

Cash flows used by financing activities:

         Principal payments for loan obligations.............................                (1,250)             (1,680)

         Proceeds under revolving line of credit.............................                14,600              13,500

         Repayments under revolving line of credit...........................               (14,700)            (13,500)

         Payment of dividends................................................                  (484)                  -

              Other, net.....................................................                    (4)                186
                                                                                          --------------      ------------

                Net cash used by financing activities........................                (1,838)             (1,494)
                                                                                          --------------    --------------

Net increase (decrease) in cash and cash equivalents.........................                   (29)                440

Cash and cash equivalents at beginning of period.............................                   453               1,864
                                                                                          --------------    --------------
Cash and cash equivalents at end of period...................................             $     424         $     2,304
                                                                                          ==============    ==============
